                                                                EXHIBIT 10.32


Agreement No. ______




                        PHOENIX INTERNATIONAL LTD., INC.


                      DISASTER RECOVERY SERVICE AGREEMENT






                                    PARTIES:



                                  BANK'S NAME



                                      AND


            PHOENIX INTERNATIONAL LTD., INC., A FLORIDA CORPORATION
                               PHOENIX FSC, INC.






                            DATED: _______________

                                    CONTENTS


Section 1.0   Definitions

Section 2.0   Scope of Recovery Services

Section 3.0   Equipment and Information

Section 4.0   Test Procedures

Section 5.0   Term of Agreement

Section 6.0   Payment of Fees by Customer

Section 7.0   Multiple Disasters

Section 8.0   Limitation on Warranties, Liabilities, and Remedies

Section 9.0   Indemnification for Certain Acts and Omissions

Section 10.0  Equipment Modifications

Section 11.0  Confidentiality

Section 12.0  Termination

Section 13.0  Miscellaneous

                        PHOENIX INTERNATIONAL LTD., INC.
                      DISASTER RECOVERY SERVICES AGREEMENT


Agreement No.____                               Effective Date:  ______________

PARTIES:  [Name]


a [type of entity] (hereinafter referred to as "Customer"), and


     Phoenix International Ltd., Inc.
     Phoenix FSC, Inc.
     900 Winderley Place
     Suite 140
     Maitland, Florida 32751,

a Florida corporation (hereinafter referred to as "Phoenix"),


     Phoenix and Customer have entered into Software License Agreement No.___, Effective Date ______________ ("Software Agreement"). In conjunction with such Software Agreement, Customer desires to retain, and Phoenix desires to provide, disaster recovery services in the event of a Disaster (as herein defined). Therefore, Phoenix and Customer (collectively, the "Parties") hereby agree as follows:

1.0  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the definitions listed below (in addition to terms elsewhere expressly defined herein):

1.1 "Annual Fee" - The basic annual charge imposed by Phoenix in accordance with the fee schedule in Exhibit A hereto entitling Customer to use of the Recovery Services in accordance with the terms hereof.

1.2 "Customer Facilities" - Any of the data processing facilities of Customer described in Exhibit B hereto.

1.3 "Declaration Fee" - The charge imposed by Phoenix in accordance with the fee schedule in Exhibit A on each occasion that Customer delivers a Declaration of Disaster.

1.4 "Declaration of Disaster" - The notice that Customer delivers to Phoenix pursuant to the terms hereof upon the occurrence of a Disaster.

1.5 "Disaster" - Any unplanned interruption of operations at the Customer Facilities or unplanned failure of access to telecommunications to the Customer Facilities due to a cause beyond the control of the Customer and reasonably projected at the time of occurrence to last over 24 hours.



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1.6  "Multiple Disasters" - One or more disasters comparable to a Disaster as defined herein experienced by more than one Recovery Services Subscriber or other computer facilities owned, operated or supported by Phoenix.

1.7 "Recovery Services" - The services provided by Phoenix to Customer upon a Declaration of Disaster. These services shall be tailored to fit the needs of the Customer created by the specific Disaster. Recovery Services shall include backup protection against failures of data base servers, file servers, wide area network equipment, local area network equipment and report and notice printing equipment caused by a Disaster. Excluded from Recovery Services are failures of proof equipment, telecommunication lines, electrical power lines, ancillary non-Phoenix applications, including (without limitation) word processing, electronic mail, optical archives, and ancillary non-mission critical hardware, including (without limitation) normal office printers and individual personal computer work stations in the event their operations are impaired by a Disaster.

1.8 "Recovery Services Subscribers" - The subscribers to disaster recovery services provided by Phoenix.

1.9 "Related Expenses" - Reasonable travel and other reasonable out-of-pocket expenses incurred by Phoenix in effecting this Agreement, including (without limitation) file conversion costs, shipping charges, tape, cartridge and diskette costs, or telephone or other communication costs.

1.10 "Site Fee" - The daily charge imposed by Phoenix in accordance with the fee schedule in Exhibit A for each Phoenix employee assigned to the Customer Facilities pursuant to the terms of this Agreement or at the request of the Customer.

1.11 "Usage Fee" - The charges imposed by Phoenix in accordance with the fee schedule in Exhibit A for use of the Recovery Services in connection with a Disaster beyond the initial 30 day recovery period as provided in
     Section 2.3.

2.0  SCOPE OF RECOVERY SERVICES

2.1 Recovery Services. In the event of a Disaster, Phoenix shall provide Customer with Recovery Services at any designated Customer Facilities or such other facilities as Phoenix determines to be necessary in light of the particular elements of the Disaster.

2.2 Declaration of Disaster. Phoenix shall activate the Recovery Services upon receipt of a Declaration of Disaster. Disasters may be declared by any of the Customer's representatives listed on Exhibit C. Such designated representatives may declare a Disaster by contacting Phoenix by telephone at the appropriate number listed on Exhibit D or by such other means of communication as may be appropriate and possible. Upon receipt of a Declaration of Disaster, Phoenix may request Customer to transmit a signed and completed Disaster Recovery Request Notice, a sample of which is contained in Exhibit E. In the event that the nature of the Disaster prevents Customer from transmitting the Disaster Recovery Request Notice, Phoenix will ask Customer to provide as much information regarding the Disaster as possible by telephone or other means of communication.

2.3 Recovery Period. Phoenix shall provide Recovery Services for up to 30 consecutive days subsequent to delivery of a Declaration of Disaster without charging Usage Fees. Recovery Services shall be subject to payment of Site Fees if site visits are necessary. After the initial 30-day period, Phoenix shall continue to provide Recovery Services in accordance with the terms hereof, if necessary, so long as Customer continues substantial and good-faith efforts to repair the damage to the Customer Facilities resulting from the Disaster and upon Customer's payment of the Usage Fees. Notwithstanding the foregoing, if another


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     Recovery Services Subscriber experiences a Disaster as defined in accordance with its contract terms during the extended period of utilization of Recovery Services by Customer, Phoenix reserves the right to give priority to such other subscriber during the initial 30-day period following such other subscriber's Disaster.

3.0  EQUIPMENT AND INFORMATION

3.1 Disaster Recovery Planning Session. Within 45 days after the execution of this Agreement, Customer shall schedule a Disaster Recovery Planning Session with Phoenix for a mutually convenient time. Phoenix shall conduct a site visit at one or more of the Customer Facilities and shall work with Customer to determine the scope of potential Recovery Services, the equipment Customer shall be required to maintain at specified locations (the "Required Equipment") and the information Customer shall be required to provide to Phoenix and update as necessary (the "Required Information"). Upon the conclusion of the Disaster Recovery Planning Session, Phoenix and Customer shall complete and sign a Customer Survey Completion Addendum which Phoenix shall be entitled to use (to the extent otherwise consistent with this Agreement) as a reference for Customer's Required Equipment, Required Information and other technical requirements under this Agreement. The Customer Survey Completion Addendum, when signed by both parties, shall be incorporated into and become a part of this Agreement for such purpose. Customer shall maintain all Required Equipment in good operating condition. Phoenix shall in no way be liable for any damage incurred after a Declaration of Disaster because Required Equipment may be missing, inadequate or non-operational or because Required Information may be inaccurate, incomplete, obsolete or inadequate. The Disaster Recovery Planning Session shall be subject to Customer's payment of Site Fees and Related Expenses. Customer acknowledges that the Disaster Recovery Planning Session is critical to Phoenix's ability to provide Recovery Services. In the event of a Declaration of Disaster by Customer prior to completion of the Disaster Recovery Planning Session, Phoenix shall make all reasonable efforts in providing Recovery Services to Customer, but Phoenix shall have no liability to Customer if the Recovery Services are ineffective or if the effectiveness is delayed, regardless of the cause of such ineffectiveness or delay. Further site surveys may be required by Phoenix if Customer expands or if there is any other significant change in the Customer Facilities or related operations.

3.2 Phoenix Equipment. In the event of a Disaster, Phoenix may provide Customer with such equipment, in addition to the Required Equipment, as Phoenix may have on hand and available as necessary for the Recovery Services. Upon termination of the Recovery Services, Customer shall return all computers and other equipment owned by Phoenix. If Customer fails to return Phoenix's equipment at the termination of the Recovery Services, Phoenix may charge Customer such equipment use fees as Phoenix establishes for such purpose.

3.3 Equipment Capacity. The Recovery Services are designed to provide temporary backup support in the event of a Disaster. The equipment used in the Recovery Services may not be identical to the equipment ordinarily used in for the Customer Facilities. Customer acknowledges that the equipment used in the Recovery Services may be of a different vendor, size, or capacity than equipment that would be used in the absence of a Disaster.

4.0  TEST PROCEDURES

4.1 Annual Tests. Customer shall test the application of potential Recovery Services annually at a mutually convenient time. Such test may be conducted at Phoenix's facilities or at the Customer Facilities as mutually agreed. If the test occurs at the Customer Facilities, Customer shall be responsible for all costs associated with transporting any equipment from Phoenix to Customer for purposes of the test.


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4.2  Test Support.  Customer shall schedule its annual test with Phoenix in advance for a mutually satisfactory time. Phoenix shall provide Customer with up to four (4) hours of telephone support during annual tests at no additional cost. If Customer requires additional time for telephone support or on-site assistance from Phoenix, Customer shall pay Phoenix's then current rate for such support, any Site Fees and any Related Expenses.

4.3 Postponement of Tests. Phoenix reserves the right to postpone scheduled test times (or any other preparatory work) if Phoenix is occupied responding to a Declaration of Disaster from another Recovery Services Subscriber. In such event, Phoenix shall extend the time period for Customer's obligation to conduct an annual test.

4.4 Incomplete Tests. If Customer is unable to fulfill its annual test obligation, Phoenix shall make all reasonable efforts in providing Recovery Services to Customer, but Phoenix shall have no liability to Customer if the Recovery Services are ineffective or if the effectiveness is delayed, regardless of the cause of such ineffectiveness or delay.

4.5 Additional Tests. If tests in excess of the annual test are requested by Customer due to malfunction of Customer's equipment at the Customer Facilities or for any other reason, such additional tests shall be billable to Customer in accordance with Phoenix's current rates.

5.0  TERM OF AGREEMENT

5.1 The term of this Agreement shall commence as of the date first set forth above (the "Effective Date") and shall continue for ________ years thereafter, terminating on ______________, 19__ (the "Initial Term").
     Upon expiration of the Initial Term, this Agreement shall be automatically renewed for additional successive two (2) year periods unless and until either party notifies the other of its desire to not renew this Agreement at least six (6) months prior to the last day of the Initial Term or any renewal period then in effect.

6.0  PAYMENT OF FEES BY CUSTOMER

6.1 Annual Fee. The first Annual Fee shall be payable upon execution of this Agreement. Customer shall pay Phoenix subsequent Annual Fees at least 30 days in advance of the anniversary date of this Agreement.

6.2 Declaration Fee. Each Declaration of Disaster by Customer shall result in the payment by Customer of a Declaration Fee. The Declaration Fee shall accompany the Declaration of Disaster Notice or shall be payable at such time thereafter as Phoenix may designate.

6.3 Usage Fee. Within 30 days of receipt by Customer of the invoice therefor, Customer shall pay Phoenix a Usage Fee for use made by Customer of the Recovery Services in excess of the initial 30-day recovery period.

6.4 Related Expenses. Phoenix reserves the right to charge Customer for any Related Expenses incurred in the provision of any services pursuant to this Agreement. Charges for Related Expenses shall be payable by Customer within 30 days of receipt of an invoice therefor.

6.5 Site Fees. Phoenix shall charge daily Site Fees for each Phoenix representative assigned to the Customer Facilities as part of the Recovery Services, Disaster Recovery Planning Session, or at the request of the Customer. Site Fees shall be payable by Customer within 30 days of receipt of an invoice therefor.


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XXX = Confidential Treatment Requested

6.6 Inflation-Adjustment Factor. In recognition of the impact of inflationary costs likely to be incurred by Phoenix during the term of this Agreement, Phoenix reserves the right to increase the Annual Fee, the Declaration Fee, the Usage Fee and the Site Fees charged hereunder on an annual basis at the commencement of and with respect to each successive 12-month period beginning 12 months after the effective date of this Agreement. Such increase shall not be increased by XXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

6.7 Taxes. The Fees imposed hereunder are exclusive of all federal, state, and local levies, taxes, and tariffs (exclusive of federal and estate taxes on net income) imposed with respect to the Recovery Services to be provided by Phoenix hereunder, all of which Customer shall be responsible to pay when and as they come due.

6.8 Customer Expansion. The fees imposed hereunder are based upon the size or capacity of server (referenced by model number) and number of branch locations. Customer agrees to notify Phoenix promptly in the event of any increase or expansion of such server or branch locations, including as a result of any merger or addion of affiliates, and, as of the date of increase or expansion, Customer shall be subject to such increased Annual Fee, Usage Fee, and Declaration Fee as may apply based on Customer's new configuration. In the event of an expansion, Customer shall obtain such additional equipment as Phoenix may require and shall provide Phoenix with all other requested information.

7.0  MULTIPLE DISASTERS

7.1 Multiple Use of Recovery Services. In the event of a Disaster, Customer shall have the right to the Recovery Services as set forth in Section 2 hereof. Customer acknowledges that use of the Recovery Services to be afforded to Customer hereunder will be offered by Phoenix to other Recovery Services Subscribers. Accordingly, in the event that Multiple Disasters should be experienced by Customer and other Recovery Services Subscribers, Customer may not be afforded immediate access to and use of the Recovery Services.

7.2 Customer Cooperation. In the event of Multiple Disasters, Customer shall cooperate with Phoenix by reasonably accommodating other Recovery Services Subscribers who are likewise affected by the Multiple Disasters.

7.3 Phoenix's Obligations. In the event of Multiple Disasters, Phoenix shall use all reasonable efforts, subject to practical limitations, to coordinate and arrange for prompt Recovery Services for all Recovery Services Subscribers affected by the Multiple Disasters. Phoenix will not intentionally provide any other Recovery Services Subscribers with access or use rights more favorable than those accorded hereunder to Customer.

8.0  LIMITATION ON WARRANTIES, LIABILITIES, AND REMEDIES

8.1 Limitation on Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, PHOENIX MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE RECOVERY SERVICES AND THE OTHER SERVICES AND EQUIPMENT TO BE PROVIDED HEREUNDER.





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8.2   Limitation on Liabilities and Remedies.

      (1) This is a contract for services and not a guarantee of operating performance. Customer's sole remedy, in the event of any deficiency for which Phoenix is responsible, is to request that services be restored to the levels required by this Agreement, whereupon Phoenix shall be obligated to take all reasonable steps available to correct or overcome the identified deficiency.

      (2) The aggregate liability of Phoenix to Customer for any losses or damages, direct or indirect, arising out of or relating to this Agreement, regardless of the cause and regardless of any other failure of any provision or undertaking herein, under contract, tort, or any other theory of liability, shall not in any event exceed the aggregate sums paid or to be paid by Customer to Phoenix during the 12-month period immediately preceding the month in which such loss or damage was incurred.

      (3) Under no circumstances shall Phoenix be liable for consequential, special, incidental, or exemplary damages, including (but not limited to) business interruption damages, loss of anticipated profits or other economic loss, even if Phoenix has been advised of the possibility of such damages.

8.3 Situations Beyond Phoenix's Control. Phoenix shall not be liable for any act, omission, event or circumstance caused by Customer or any other person or entity, acts of any federal, state, or local governmental authority; fires, floods, or other natural disasters; strikes or labor unrest; terrorism or acts of war, degradation of telecommunications service; severe weather conditions, or for any other matters that are beyond Phoenix's control, whether or not otherwise foreseeable.

9.0  INDEMNIFICATION FOR CERTAIN ACTS AND OMISSIONS

9.1 Indemnification by Phoenix. Subject to the provisions of Section 8 hereof, Phoenix shall indemnify and hold harmless Customer and its affiliates, subsidiaries, employees, and agents against all claims, liabilities, losses, damages, and causes of action relating to personal injury or property damage suffered by Phoenix or its personnel, except to the extent arising solely out of the intentional or grossly negligent acts or omissions of Customer.

9.2 Indemnification by Customer. Customer shall indemnify and hold harmless Phoenix and its subsidiaries, affiliates, employees, and agents against any and all claims, liabilities, losses, damages, and causes of action relating to personal injury or property damage suffered by Customer or its personnel, except to the extent arising solely out of the intentional or grossly negligent acts or omissions of Phoenix.

10.0 EQUIPMENT MODIFICATIONS

10.1 Right of Modification. The Parties acknowledge that continued rapid change in the technology associated with data processing, data storage, and telecommunications is expected to result in changes in the computer and data-communications equipment and systems of both Phoenix and Customer. Accordingly, each party reserves the right to supplement, alter, or change its data-processing equipment and related telecommunications equipment, subject to the terms hereof.

10.2 Modification of Recovery Services. In the event that Phoenix intends to make any change in the Recovery Services that adversely affects performance, results in altered functionality, or requires material changes in protocols or other interface functions, Phoenix shall afford


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     Customer sixty (60) days' prior written notice of any such change, and
     Phoenix shall provide Customer with an opportunity to test such modified Recovery Services without charge (other than shipping charges and Related Expenses) after each such substantial change.


11.0 CONFIDENTIALITY

11.1 Trade Secrets. The Recovery Services and disaster recovery plans and equipment developed and implemented by Phoenix are trade secrets, the development of which required the efforts of skilled professionals and the expenditure of considerable time and money. Customer agrees that any such information shall not be used by Customer or disclosed to any third party by Customer for any purpose other than as strictly necessary for the generation of this Agreement.

11.2 Nondisclosure. If Customer desires to use a contractor for any purpose that would require disclosure of Phoenix's proprietary and confidential information to such contractor, Customer shall obtain Phoenix's advance written approval for such contractor. Customer agrees to use its best efforts to prevent such confidential or proprietary information from being disclosed to any third party by any employee of Customer or any contractor of Customer, and Customer agrees if required by Company, to require its employees and approved contractors who have access to confidential or proprietary information of Phoenix's to execute nondisclosure statements in the form required by Phoenix.

11.3 Protection of Confidential Information. Phoenix and Customer shall each exercise the same standard of care to protect any proprietary and confidential data of the other that is disclosed pursuant to the terms of this Agreement as is used to protect its own proprietary and confidential data from unauthorized use and disclosure, including prudent measures to restrict copying and unauthorized access. Furthermore, Customer has advised Phoenix that it has developed special procedures for protecting its data, and Phoenix shall use its best efforts to conform to such programs for protection of such data, provided that the same are consistent with the normal operation by Phoenix of its business of providing disaster recovery services to various Recovery Services Subscribers. The foregoing restrictions shall not apply to information
     (1) in the public domain, (2) already rightfully in the recipient's possession, or (3) thereafter rightfully obtained by recipient from other sources.

12.0 TERMINATION

12.1 Termination for Change by Phoenix. In the event that Phoenix announces or makes a significant change to the Recovery Services so that the Recovery Services do not meet Customer's requirements, Customer shall be entitled, for a period of 30 days after receipt of notice of such change, to terminate this Agreement effective on the next anniversary of the Effective Date by written notice to Phoenix without further obligation hereunder except for the payment of all sums otherwise due to Phoenix at the time of such termination.

12.2 Termination of Software Agreement. The Parties acknowledge that they would not have entered into this Agreement without previously or simultaneously entering into the Software Agreement. Consequently, Phoenix reserves the right to terminate this Agreement in the event that the Software Agreement is terminated without the Parties entering into a replacement software license or similar agreement. Phoenix shall notify Customer of its exercise of such right of termination within thirty (30) days of the effective date of the termination of the Software Agreement, and such termination shall be effective as of the date of notice. In the event of such a termination, Customer shall not be entitled to any refund of any previously paid Annual Fee, and, if termination of this Agreement occurs less than six (6) months before the anniversary of the effective date of this Agreement, Customer shall pay Phoenix a cancellation fee equal to one half of the of the current Annual Fee.


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12.3 Termination for Cause.  Either Customer or Phoenix may, upon written notice and subject to the provisions of this Section respecting notice and right to cure, terminate this Agreement for cause upon the occurrence of a material and continuing breach of the terms of this Agreement. Written notification expressly identifying such breach shall be furnished to the breaching party, whereupon such party shall have twenty (20) days to remedy the specific breach or demonstrate that no such breach has occurred. Failure to cure the identified breach within such 20-day period shall constitute cause for immediate termination.

12.4 Survival. All obligations of confidentiality and payment for amounts due shall survive termination of this Agreement.

13.0 MISCELLANEOUS

13.1 Assignment. Customer may not assign this Agreement or any rights or obligations hereunder, except to its successor pursuant to a merger, consolidation, or sale of substantially all of its assets, without obtaining prior written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

13.2 Governing Law. This Agreement shall be governed by the laws of the State of Florida as it applies to a contract executed, delivered and performed in such State.

13.3 No Waiver. No waiver by either party of any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

13.4 Sole Agreement. This Agreement supersedes all prior agreements, oral and written, including all statements in previous communications or understandings between Phoenix and Customer with respect to disaster recovery services, and this Agreement may not be modified in any manner except by a writing signed by an authorized representative of the party being bound thereby.

13.5 Independent Contractor Status. The relationship between Phoenix and Customer created by this Agreement shall be that of independent contractors, and nothing contained herein shall be construed as constituting a partnership, joint venture or agency between Phoenix and Customer.

13.6 Notices. Any notice, request, or other communication to either party by the other as provided for herein shall be given in writing and shall be deemed received only upon the earlier of (1) receipt or (2) five days after mailing, if mailed postage prepaid by regular or airmail at the address for such party as first set forth above or at such changed address as may be subsequently submitted by written notice of either party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


PHOENIX INTERNATIONAL LTD., INC.
                                            ------------------------------

By:                                         By:
   ---------------------------                 ---------------------------

Title:                                      Title:
      ------------------------                    ------------------------

Date:                   , 19                Date:                   , 19
     -------------------    --                   -------------------    --



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                                   EXHIBIT A

                                 FEE SCHEDULE(*)



1.   ANNUAL FEE

     This fee is based on the size of the server and number of physical locations.

     - Base                                                                $
     - Remote Location/Branch                                              $


     Total Annual Fee                                                      $


2.   DISASTER RECOVERY PLANNING SESSION(**)                                $
     (Plus Out-of-Pocket Expenses)


3.   DECLARATION FEE                                                       $


4.   USAGE FEE (per month)                                                 $

5.   SITE FEE                                                              $
     (Per day, per person plus Out-of-Pocket Expenses)








(*) All fees other than Disaster Recovery Planning Session are subject to increase based on size of server.

(**) Not to exceed $____ (Plus Out-of-Pocket)




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                                   EXHIBIT B

                              CUSTOMER FACILITIES






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                                   EXHIBIT C

                            CUSTOMER REPRESENTATIVES
                         AUTHORIZED TO DECLARE DISASTER





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                                   EXHIBIT D

                  PHOENIX CONTACTS FOR DECLARATION OF DISASTER



Phoenix International Ltd., Inc.'s normal support number is (407) 667-0033.





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                                   EXHIBIT E
                        DISASTER RECOVERY REQUEST NOTICE
                     (SUBJECT TO CHANGE FROM TIME TO TIME)

                          DISASTER DECLARATION NOTICE

Date:___________________________

Time:___________________________


For purposes of receiving Disaster Recovery Services from Phoenix
International, I wish to declare that my bank is currently experiencing a disaster as defined by Section 1.5 of my Disaster Recovery Services Agreement with Phoenix. I further certify that I am authorized by my bank to make this declaration.


Signature:_________________________      Name:  __________________________

                                         Title: __________________________

                                         Bank:  __________________________


1.   Is your phone system functional?    Yes    No

        If not, please provide the following contact information:

        Voice Number: ________________________________________

        Fax Number:   ________________________________________

        Modem Number: ________________________________________


2.   Is your UNIX database server functional?             Yes     No

        If not, please describe the nature of the problem(s):___________________

        ________________________________________________________________________

3.   Are your local area networks functional?             Yes     No

        If not, please describe the nature of the problem(s):___________________

        ________________________________________________________________________

4.   Are your wide area network connections functional?   Yes     No

        If not, please describe the nature of the problem(s):___________________

        ________________________________________________________________________


Phoenix Use Only:

Call Taken By: ____________________ Name of DRS Contact Notified:_____________ Date & Time: ____________________



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